As filed with the Securities and Exchange Commission on July 2, 2003.
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               ACADIA REALTY TRUST
               (Exact name of issuer as specified in its charter)

       Maryland                                  23-2715194
(State of Incorporation)            (IRS Employer Identification Number)


            1311 Mamaroneck Avenue, Suite 260 White Plains, NY 10605
               (Address of Principal Executive Offices) (Zip Code)

                               ACADIA REALTY TRUST
                            2003 SHARE INCENTIVE PLAN

                               ACADIA REALTY TRUST
                        2003 EMPLOYEE SHARE PURCHASE PLAN
                            (Full title of the Plans)

                  Kenneth F. Bernstein, Chief Executive Officer
                               Acadia Realty Trust
                        1311 Mamaroneck Avenue, Suite 260
                             White Plains, NY 10605
                     (Name and address of agent for service)

                                 (914) 288-8100
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              J. Mark Poerio, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                    1299 Pennsylvania Ave., N.W., 10th Floor
                            Washington, DC 20004-2400
                                 (202) 508-9582
            (Name, address and telephone number of agent for service)


                                                          CALCULATION OF REGISTRATION FEE
Title of Securities to be                       Amount to be       Proposed Maximum       Proposed Maximum         Amount of
      registered                               registered (1)       Offering Price       Aggregate Offering      Registration Fee
                                                                      Per Unit (2)            Price
Common Shares, par value $.001 per              1,163,008               $9.14              $10,629,893             $859.96
share

Common Shares, par value $.001 per              100,000                 $9.14              $914,000                $73.94
share

(1) Registered herein are (i) 1,163,008 shares of the issuer's Common Shares that may be issued pursuant to its 2003 Share Incentive Plan and (ii) 100,000 shares of the issuer's Common Shares that may be issued pursuant to its 2003 Employee Share Purchase Plan. Also registered hereunder are such additional number of Common Shares, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plans to which this Registration Statement relates in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act");

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, the proposed maximum offering price per share of the shares being registered is estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices per share of the Registrant's Common Shares, as reported on the New York Stock Exchange on June 30, 2003, which is within five business days prior to the date of filing of this Registration Statement.

                                     PART I
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

     The documents containing the information specified in Item 1 of Part I of this Registration Statement will be sent or given to participants who receive awards under the Acadia Realty Trust 2003 Share Incentive Plan or who have the opportunity to make purchases under the Acadia Realty Trust 2003 Employee Share Purchase Plan and, in accordance with Section 10(a) of the Securities Act and Rules 424 and 428 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") are not being filed with, or included in, this Registration Statement.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The documents containing the information specified in Item 2 of Part I of this Registration Statement will be sent or given free of charge to participants who receive awards under the Acadia Realty Trust 2003 Share Incentive Plan or who have the opportunity to make purchases under the Acadia Realty Trust 2003 Employee Share Purchase Plan and, in accordance with Section 10(a) of the Securities Act and Rule 428 promulgated under the Securities Act, are not being filed with, or included in, this Registration Statement. The requests can be sent to:

                               Acadia Realty Trust
                             1311 Mamaroneck Avenue
                                    Suite 260
                          White Plains, New York 10605
                           Attn: Robert Masters, Esq.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the SEC by the Registrant, are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the SEC will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 28, 2003 (SEC File No. 001-12002); and

     (b) The description of the Registrant's common shares of beneficial interest contained in its Registration Statement on Form 8-A dated May 21, 1993 (SEC File No. 33-6008), filed on May 26, 1993 pursuant to Section 12(g) of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description;

     (c) The Registrant's definitive proxy statement on Schedule 14-A, filed in connection with the annual meeting held on June 25, 2003 (SEC File No. 001-2002);

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed within SEC on May 14, 2003 (SEC File No. 001-12002); and

     (e) The Registrant's Form 8-K filed with the SEC on April 24, 2003 (SEC File No. 001-12002).

ITEM 4. DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Martin L. Edelman, one of the Registrant's trustees, is counsel to the law firm of Paul, Hastings, Janofsky & Walker LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's bylaws and declaration of trust authorize the Registrant, to the extent permitted under Maryland law, to indemnify its trustees and officers in their capacity as such. Section 8-301(15) of the Maryland General Corporation Law ("MGCL") permits a Maryland REIT to indemnify or advance expenses to trustees and officers to the same extent as is permitted for directors and officers of a Maryland corporation under the MGCL. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant's declaration of trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, for reasonable expenses incurred in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation for a judgment of liability on the basis that the officer or director shall have been adjudged to be liable to the Registrant or that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by such director or officer on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Registrant's bylaws also permit the Registrant, subject to the approval of its board of trustees, to indemnify and advance expenses to any person who served as a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

     In addition to the above, the Registrant has purchased and maintains insurance on behalf of all of its trustees and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8. EXHIBITS

EXHIBIT
NO.        DESCRIPTION

4.1 Acadia Realty Trust 2003 Share Incentive Plan (included as an appendix to Registrant's definitive proxy statement on Schedule 14-A, filed in connection with the annual meeting held on June 25, 2003 (SEC File No. 001-2002), which is incorporated herein by reference)

4.2 Acadia Realty Trust 2003 Employee Share Purchase Plan (included as an appendix to Registrant's definitive proxy statement on Schedule 14-A, filed in connection with the annual meeting held on June 25, 2003 (SEC File No. 001-2002), which is incorporated herein by reference)

5.1        Opinion of Berliner, Corcoran & Rowe, LLP

23.1       Consent of Ernst & Young LLP, Independent Auditors

23.2       Consent of Berliner, Corcoran & Rowe, LLP (included in
           Exhibit 5.1)

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement)

99.1       Form of Share Award Agreement for Acadia Realty Trust
           2003 Share Incentive Plan

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes the following:

     (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Acadia Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 2nd day of July, 2003.


                          ACADIA REALTY TRUST
                          A Maryland real estate investment trust (Registrant)

                          By:   /s/ Kenneth F. Bernstein
                              -----------------------------------------
                              Name:  Kenneth F. Bernstein
                              Title: Chief Executive Officer


                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints Kenneth F. Bernstein and Robert Masters, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the

Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                 Title                                   Date
---------                 -----                                   ----

/s/ Kenneth F. Bernstein  Chief Executive Officer, President      July 2, 2003
----------------------    and Trustee (Principal Executive
Kenneth F. Bernstein      Officer)


/s/ Ross Dworman          Trustee                                 July 2, 2003
----------------------
Ross Dworman

/s/ Martin L. Edelman     Trustee                                 July 2, 2003
----------------------
Martin L. Edelman


/s/ Alan S. Forman        Trustee                                 July 2, 2003
----------------------
Alan S. Forman


/s/ Marvin L. Levine      Trustee                                 July 2, 2003
----------------------
Marvin L. Levine

/s/ Lawrence J. Longua    Trustee                                 July 2, 2003
----------------------
Lawrence J. Longua

/s/ Gregory White         Trustee                                 July 2, 2003
----------------------
Gregory White

/s/ Lee S. Wielansky
----------------------
Lee S. Wielansky          Trustee                                 July 2, 2003


                  [Signatures continue on the following page]

Signature              Title                                Date
---------              -----                                ----

/s/ Michael Nelson     Senior Vice President and Chief      July 2, 2003
-------------------    Financial Officer (Principal
                       Financial and Accounting Officer)

                                INDEX TO EXHIBITS

EXHIBIT
NO.        DESCRIPTION

4.1 Acadia Realty Trust 2003 Share Incentive Plan (included as an appendix to Registrant's definitive proxy statement on Schedule 14-A, filed in connection with the annual meeting held on June 25, 2003 (SEC File No. 001-2002), which is incorporated herein by reference)

4.2 Acadia Realty Trust 2003 Employee Share Purchase Plan (included as an appendix to Registrant's definitive proxy statement on Schedule 14-A, filed in connection with the annual meeting held on June 25, 2003 (SEC File No. 001-2002), which is incorporated herein by reference)

5.1        Opinion of Berliner, Corcoran & Rowe, L.L.P.

23.1       Consent of Ernst & Young LLP, Independent Auditors

23.2       Consent of Berliner, Corcoran & Rowe, L.L.P. (included in Exhibit
           5.1)

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement)

99.1       Form of Share Award Agreement under 2003 Share Incentive Plan